

                           KIMBERLY-CLARK CORPORATION

                 SALES AND OPERATING PROFIT BY BUSINESS SEGMENT
                                (as reclassified)

($ millions)
                                           NET  SALES
                      -----------------------------------------------------
                      Personal Consumer   Business to Intersegment
                       Care     Tissue     Business     Sales       Total
                       ----     ------     --------     -----       -----


   1999 Year          5,138.1     4,855.0   3,156.6    (142.9)     13,006.8

   2000
     1st Quarter      1,298.3     1,264.1     869.8     (45.0)      3,387.2
     2nd Quarter      1,360.8     1,213.0     942.3     (51.6)      3,464.5
     3rd Quarter      1,374.9     1,267.9     936.7     (50.0)      3,529.5
     4th Quarter      1,403.6     1,316.3     930.1     (49.2)      3,600.8
     Year             5,437.6     5,061.3   3,678.9    (195.8)     13,982.0

   2001
     1st Quarter      1,377.1     1,377.0     903.4     (49.1)      3,608.4
     2nd Quarter      1,413.7     1,244.4     914.0     (37.9)      3,534.2
     3rd Quarter      1,473.6     1,358.3     915.0     (36.9)      3,710.0
     Year-to-date     4,264.4     3,979.7   2,732.4    (123.9)     10,852.6





                            OPERATING PROFIT                         OPERATING PROFIT
                    ---------------------------------    ----------------------------------------
                                                                  EXCLUDING UNUSUAL ITEMS
                    ---------------------------------    ----------------------------------------
                     Personal  Consumer  Business to        Personal  Consumer  Business to
                       Care     Tissue    Business            Care     Tissue    Business
                      -----     ------    --------           -------   ------    --------


   1999 Year          1,092.8    689.2    579.2              1,109.1    727.8    605.4

   2000
     1st Quarter        269.5    197.2    152.8                272.3    205.6    163.3
     2nd Quarter        279.9    197.5    168.8                281.1    201.6    174.7
     3rd Quarter        287.5    210.4    171.4                288.4    214.3    177.8
     4th Quarter        299.8    220.0    173.0                300.1    225.6    182.5
     Year             1,136.7    825.1    666.0              1,141.9    847.1    698.3

   2001
     1st Quarter        263.6    234.7    150.8                285.0    234.9    156.8
     2nd Quarter        264.2    195.1    158.8                281.7    198.9    166.0
     3rd Quarter        289.1    219.5    159.8                294.5    221.6    163.9
     Year-to-date       816.9    649.3    469.4                861.2    655.4    486.7


    Note: there is no change to previously reported amounts of unallocated items or other income and expense.